Exhibit 5.1

June 26, 2020

Lantheus Holdings, Inc.

331 Treble Cove Road

North Billerica, Massachusetts 01862

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Lantheus Holdings, Inc., a corporation organized under the laws of Delaware (“Lantheus Holdings”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”) of Lantheus Holdings’ Registration Statement on Form S-8 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto), relating to up to 4,211,290 shares of Lantheus Holdings’ common stock, par value $0.01 per share (the “Lantheus Holdings Shares”), to be issued by Lantheus Holdings from time to time to holders of certain options granted under the Lantheus Holdings, Inc. 2018 Performance Incentive Plan (f/k/a Progenics Pharmaceuticals, Inc. 2018 Performance Incentive Plan), as amended, and the Lantheus Holdings, Inc. 2005 Stock Incentive Plan (f/k/a Progenics Pharmaceuticals, Inc. 2005 Stock Incentive Plan), as amended (collectively, the “Plans”), which were converted pursuant to that certain Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 20, 2020, by and among Lantheus Holdings, Plato Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Lantheus Holdings, and Progenics Pharmaceuticals, Inc., a Delaware corporation.

In connection with our opinions expressed below, we have examined originals or copies certified to our satisfaction of the following documents and such other documents, certificates and other statements of government officials and corporate officers of Lantheus Holdings as we deemed necessary for the purposes of the opinions set forth in this opinion letter: (i) the Registration Statement in the form to be filed with the SEC on the date hereof, (ii) the Merger Agreement, (iii) the certificate of merger filed with the Secretary of State of Delaware in connection with the Merger Agreement, (iv) the Plans, (v) Lantheus Holdings’ Amended and Restated Certificate of Incorporation, (vi) Lantheus Holdings’ Amended and Restated Bylaws and (vii) a form of the share certificate, which has been incorporated by reference as an exhibit to the Registration Statement. We have also examined the originals, or duplicative or certificated or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion letter. As to questions of fact material to this opinion letter, we have relied, with your approval, upon oral and written representations of Lantheus Holdings and certificates or comparable documents of public officials and of officers and representatives of Lantheus Holdings.

In making such examination and rendering such opinions, we have assumed without independent investigation or verification of any kind the genuineness of all signatures, the legal capacity of all natural persons signing all documents, the authenticity of all documents submittted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents, and the accuracy and completeness of all public records examined by us.

Based upon the foregoing assumptions, and subject to the qualifications set forth in this opinion letter, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Lantheus Holdings Shares to be issued by Lantheus Holdings pursuant to and in the manner contemplated by the terms of the Merger Agreement and the Plans and the award agreements thereunder will be, upon issuance, duly authorized and, when the Lantheus Holdings Shares have been issued in accordance with the terms and conditions set forth in the Registration Statement, the Merger Agreement and the Plans and the award agreements thereunder, such Lantheus Holdings Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York. Lantheus Holdings is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law.

We hereby consent to be named in the Registration Statement as the attorneys who passed upon the legality of the Lantheus Holdings Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, as amended, and the rules and regulations of the SEC promulgated thereunder. The opinions expressed above are as of the date hereof only, and we assume no responsibility to update this opinion letter, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

Very truly yours,

/s/ White & Case LLP